SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For registration of certain classes of securities pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934

Barnabus Enterprises Ltd.
(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	98-0370750 (I.R.S. Employer Identification No.)
2006 - 1500 Hornby Street, Vancouver, BC V6Z 2R1 Telephone No.: (604) 889-8888 (Address and telephone number of Registrant's principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: None

Name of each exchange on which each class is to be registered: Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ❑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-97515 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock (par value $.001 par share)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of our common stock is set forth under the heading "Description of Securities" in the prospectus forming part of our Registration Statement on Form SB-2 (Registration No. 333-97515) filed with the Securities and Exchange Commission on August 1, 2002, as amended on December 2, 2002, February 6, April 4, May 6 and May 23, 2003, and by any other amendments to such Registration Statement on Form SB-2 made prior to the effective date (collectively, the "Registration Statement"), each of which is hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

No.	Exhibit Name
3.1 (1)	Articles of Incorporation
3.2 (1)	Bylaws
4.1 (1)	Specimen Stock Certificate

(1)   Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on August 1, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 27, 2003	BARNABUS ENTERPRISES LTD. By: /s/ Victoria Chen Victoria Chen President